UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2021

MWF Global Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-151350	26-1679929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Baccuit Sur, Bauang, La Union, Philippines

(Address of Principal Executive Offices) (Zip Code)

(775) 321-8238

(Registrant's telephone number, including area code)

_______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	MWFO	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2021, MDF Global Inc. (the "Company") appointed Michael Rosen as director of the Company.

Michael Rosen co-founded Acute Management Group in 2012 and has since served as president and head of B2B Sales & Marketing.

Mr. Rosen began his healthcare career with Ambient Healthcare in 2001. He served as Vice-President and shareholder and grew Ambient Healthcare from one location to 24 locations and increased Ambient Healthcare employees from a 12 to over 700. Ambient Healthcare was successfully sold to a private equity fund in 2015.

In 2016 Mr. Rosen cofounded Safeway Distributors. He served as Vice President and head of distribution. Safeway Distributors was successfully sold in 2020.

Mr. Rosen was born in Providence, Rhode Island and studied at the University of Rhode Island.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MWF Global Inc.

Dated: June 24, 2021	By:	/s/ William D. Mejia
William D. Mejia
Chief Executive Officer, Director

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